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                                                                     EXHIBIT 4.1


INCORPORATED UNDER THE LAWS                               COMMON STOCK
 OF THE STATE OF DELAWARE                           PAR VALUE $.01 PER SHARE


                             [PICTURE APPEARS HERE]


THIS CERTIFICATE IS TRANSFERABLE IN                    CUSIP 84855W 10 9
CHICAGO, ILLINOIS AND NEW YORK, NEW YORK     SEE REVERSE FOR CERTAIN DEFINITIONS


                         SPINNAKER EXPLORATION COMPANY

This Certifies that





is the owner of



          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Spinnaker Exploration Company, transferable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

        Witness the facsimile corporate seal and the facsimile signatures of its duly authorized officers.


/s/  R. JARVIS                           DATED
          PRESIDENT
                                         COUNTERSIGNED AND REGISTERED
                                           COMPUTERSHARE INVESTOR SERVICES, LLC.
                                                                  TRANSFER AGENT
                                                                   AND REGISTRAR

/s/  J.M. ALEXANDER                      BY
          SECRETARY                                         AUTHORIZED SIGNATURE





NUMBER

SE



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